EXHIBIT 21.1

                          SUBSIDIARIES OF IMATION CORP.

                                                     Country or State In    Percentage of
                                                     Which Subsidiary Was     Ownership
                                                     Organized                 (Note 1)

Cemax-Icon, Inc.                                     Delaware                   100
Imation Club of the United States, Inc.              Minnesota                  100
Imation Enterprises Corp.                            Delaware                   100
Imation Funding Corp.                                Delaware                   100
         Imation Greece S.A.                         Greece                     100
Imation Publishing Software Corp.                    Delaware                   100
         Rip-It Corporation                          Washington                 100
Imation Argentina S.A.C.I.F.I.A.                     Argentina                  100
Imation do Brasil Ltda                               Brazil                     100
Imation Chile S.A.                                   Chile                      100
Imation Colombia S.A.                                Colombia                   100
Imation de Cost Rica S.A.                            Cost Rica                  100
Imation Dominicana, S.A.                             Dominican Republic         100
Imation de El Salvador de C.V.                       El Salvador                100
Imation Ecuador S.A.                                 Ecuador                    100
Imation de Guatemala S.A.                            Guatemala                  100
Imation Mexico S.A. de C.V.                          Mexico                     100
Imation Panama, S.A.                                 Panama                     100
Imation Peru S.A.                                    Peru                       100
Imation Puerto Inc.                                  Puerto Rico                100
Imation Venezuela, S.A.                              Venezuela                  100
Imation Canada Inc.                                  Canada                     100
Imation (Barbados) Corp.                             Barbados                   100
Imation (Thailand) Ltd.                              Thailand                   100
Imation Asia Pacific Pte Ltd                         Singapore                  100
         Imation ANZ Pty Ltd                         Australia                  100
         Imation (Shanghai) Co. Ltd.                 China                      100
         Imation Hong Kong Limited                   Hong Kong                  100
         Imation India Private Limited               India                      100
         Imation Corporation Japan                   Japan                       60*
         Imation Korea, Inc.                         Korea                      100
         Imation (Malaysia) SDN.BHD.                 Malaysia                   100
         Imation Singapore Pte. Ltd.                 Singapore                  100
         Imation Taiwan Ltd.                         Taiwan                     100
Imation Europe B.V.                                  Netherlands                100
         Imation Imaging and Information
                  Systems GmbH                       Austria                    100
         Imation Belgium NV                          Belgium                    100
         Imation Spol. Sr.o.                         Czech Republic             100
         Imation A/S                                 Denmark                    100
         Imation Finland Oy                          Finland                    100
         Imation France S.A.                         France                     100
         Imation Deutschland GmbH                    Germany                    100
         Imation Hungary "Kft." Ltd.                 Hungary                    100
         Imation Finanziaria S.p.A.                  Italy                      100
                  Imation Ricerche S.p.A.            Italy                      100
                  Imation S.p.A.                     Italy                      100
         Imation International B.V.                  Netherlands                100
         Imation Norge A/S                           Norway                     100
         Imation Poland Sp.zo.o.                     Poland                     100
         Imation So. Africa (Proprietary) Ltd.       South Africa               100
         Imation Iberia, S.A.                        Spain                      100
         Imation Sweden AB                           Sweden                     100
         Imation (Schweiz) AG                        Switzerland                100
         Imation U.K. Limited                        United Kingdom             100
Imation Research Ltd.                                United Kingdom             100


Note 1 - Except where noted, the percentage of ownership refers to the total ownership by the indicated parent corporation.

*  Japan is a Joint Venture